UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, (i) on August 31, 2016, Basic Energy Services, Inc. (“Basic” or the “Company”) and certain of its subsidiaries entered into the Temporary Limited Waiver and Consent (the “First Limited Waiver”) to the Term Loan Credit Agreement dated as of February 17, 2016 (the “Term Loan Agreement”), by and among Basic, as borrower, the lenders party thereto (the “Term Loan Lenders”) and U.S. Bank National Association, as administrative agent for the Term Loan Lenders (the “Term Loan Administrative Agent”) and (ii) on September 1, 2016, Basic and certain of its subsidiaries entered into the Temporary Limited Waiver and Consent (the “Second Limited Waiver”) to the Term Loan Agreement. Pursuant to the First Limited Waiver, the Term Loan Lenders temporarily waived the event of default under the Term Loan Agreement requiring Basic to cause not less than 95% of the term loan priority collateral to become subject to a perfected, first priority lien in favor of the Term Loan Administrative Agent for the benefit of the secured parties to the Term Loan Agreement on or prior to August 31, 2016 (the “Collateral Coverage Event of Default”). Pursuant to the Second Limited Waiver, the Term Loan Lenders temporarily waived the event of default under the Term Loan Agreement requiring Basic and its consolidated subsidiaries to maintain unrestricted cash balances and cash equivalents of not less than $50,000,000 as of any date (the “Liquidity Event of Default”).

Term Loan Credit Agreement Temporary Limited Waiver

On September 13, 2016, Basic and certain of its subsidiaries entered into the Temporary Limited Waiver and Consent (the “Third Limited Waiver”) to the Term Loan Agreement. Pursuant to the Third Limited Waiver, among other provisions, the Term Loan Lenders (i) extended the temporary waiver of the Collateral Coverage Event of Default and the Liquidity Event of Default, (ii) temporarily waived the event of default (the “Anticipated Event of Default”) pursuant to Section 8.01(e) of the Term Loan Agreement that would otherwise occur on September 14, 2016 at the expiration of the Company’s grace period with respect to the Company’s failure to make an interest payment (the “2019 Notes Interest Payment”) on August 15, 2016 under Basic’s 7.75% Senior Notes due 2019 (the “2019 Notes”) and (iii) consented to Basic’s execution and delivery of the Control Agreement (as defined below) and the depositing of the Pledged Cash (as defined below) with Bank of America, N.A. to secure the Credit Card Program and acknowledge that such actions shall not constitute a default or event of default under the Term Loan Agreement or any related loan document.

The Third Limited Waiver becomes effective beginning on the date that certain conditions defined therein have been satisfied and ending on the earliest to occur of (i) the occurrence or existence of any event of default under the Term Loan Agreement, other than the Collateral Coverage Event of Default, the Liquidity Event of Default and the Anticipated Event of Default, (ii) notice from the Term Loan Administrative Agent or the Required Lenders (as defined in the Third Limited Waiver) of the occurrence or existence of any Temporary Limited Waiver Default (as defined in the Third Limited Waiver), (iii) the later of September 28, 2016 or such later date as the Required Lenders and Basic may agree in their respective sole discretion or (iv) as of any date the unrestricted cash balances and cash equivalents of Basic and its consolidated subsidiaries is less than $33,500,000.

In consideration for the Term Loan Lenders agreeing to the temporary limited waivers and consent set forth in the Third Limited Waiver, Basic will pay the interest on the principal amount of all outstanding obligations under the Term Loan Agreement at a fluctuating rate per annum equal to the default rate under the Term Loan Agreement, so long as the Collateral Coverage Event of Default, the Liquidity Event of Default, the Anticipated Event of Default or any other event of default is continuing. In addition, so long as the Collateral Coverage Event of Default, the Liquidity Event of Default, the Anticipated Event of Default or any other event of default is continuing, (i) Basic is not permitted to take any action under any loan document that is conditioned upon there being no default or event of default existing at the time of such action and (ii) neither the Term Loan Administrative Agent nor any Term Loan Lender is required to facilitate or otherwise permit any action under any loan document that is conditioned upon there being no default or event of default existing at the time of such action.

A copy of the Third Limited Waiver is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Third Limited Waiver is qualified in its entirety by the full text of such exhibit.

ABL Credit Agreement Temporary Limited Waiver

On September 14, 2016, Basic and certain of its subsidiaries entered into the Temporary Limited Waiver (the “ABL Limited Waiver”) to the Amended and Restated Credit Agreement dated as of November 26, 2014 (as subsequently amended, the “ABL Agreement”), by and among Basic, as borrower, the lenders party thereto (the “ABL Lenders”) and Bank of America, N.A., as administrative agent for the ABL Lenders (the “ABL Administrative Agent”), swing line lender and l/c issuer.

Pursuant to the ABL Limited Waiver, among other provisions, the ABL Lenders temporarily waived the Anticipated Event of Default. The ABL Limited Waiver becomes effective beginning on the date that certain conditions defined therein have been satisfied and ending on the earliest to occur of (i) the occurrence or existence of any event of default under the ABL Agreement, other than the Anticipated Event of Default, (ii) notice from the ABL Administrative Agent or the Required Lenders (as defined in the ABL Limited Waiver) of the occurrence or existence of any Temporary Limited Waiver Default (as defined in the ABL Limited Waiver) or (iii) the later of September 28, 2016 or such later date as the Required Lenders and Basic may agree in their respective sole discretion.

In consideration for the ABL Lenders agreeing to the temporary limited waivers set forth in the ABL Limited Waiver, Basic will pay letter of credit fees at a fluctuating rate per annum equal to the default rate under the ABL Agreement, so long as the Anticipated Event of Default or any other event of default is continuing. In addition, so long as the Anticipated Event of Default or any other event of default is continuing, (i) Basic is not permitted to take any action under any loan document that is conditioned upon there being no default or event of default existing at the time of such action and (ii) neither the ABL Administrative Agent nor any ABL Lender is required to facilitate or otherwise permit any action under any loan document that is conditioned upon there being no default or event of default existing at the time of such action.

Also under the ABL Limited Waiver, pursuant to the Treasury Management Services Security and Control Agreement (the “Control Agreement”) between Basic and Bank of America, N.A., so long as not less than $2,000,000 (the “Pledged Cash”) is maintained as security for the program created in part under the Commercial Prepaid Card Purchase Agreement between Basic and Bank of America, N.A. dated on or around March 14, 2006 (the “Credit Card Program”), (i) the Lenders agree that certain restrictions or penalties will not be imposed thereunder; and (ii) the Credit Card Program will not be terminated as a result of the institution of a proceeding under any debtor relief law, other than under certain limited circumstances.

A copy of the ABL Limited Waiver is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The above description of the ABL Limited Waiver is qualified in its entirety by the full text of such exhibit.

2019 Senior Notes Forbearance

On September 14, 2016, Basic entered into the Forbearance (the “Forbearance”) among Basic, certain guarantors party thereto, and certain beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners (the “Holders”) of 81% of the aggregate principal amount of the 2019 Notes. The 2019 Notes were issued pursuant to the Indenture, dated as of February 15, 2011 (as subsequently amended, modified or supplemented, the “Indenture”), among Basic, the guarantors party thereto and Wilmington Trust, N.A., as successor trustee (the “Trustee”).

Pursuant to the Forbearance, among other provisions, each Holder agrees that during the “Forbearance Period,” subject to certain conditions precedent and continuing conditions, it will not enforce, or otherwise take any action to direct enforcement of, any of the rights and remedies available to the Holders or the Trustee under the Indenture or the 2019 Notes or otherwise, including, without limitation, any action to accelerate, or join in any request for acceleration of, the 2019 Notes under the Indenture or the 2019 Notes, solely with respect to the 2019 Notes Interest Payment. As defined in the Forbearance, the “Forbearance Period” begins on September 14, 2016 and ends on the earliest to occur of (i) 11:59 p.m. (New York City time) on September 28, 2016, (ii) the occurrence of any event of default under the Indenture, other than the Anticipated Event of Default and (iii) five calendar days following Basic’s receipt of bona fide notice from any Holder of any breach of the conditions or agreements set forth in the Forbearance. Also pursuant to the Forbearance, each Holder agrees that, during the Forbearance Period, it will not sell, pledge, hypothecate or otherwise transfer any 2019 Notes, except under limited circumstances.

A copy of the Forbearance is filed as Exhibit 10.3 hereto and is incorporated herein by reference. The above description of the Forbearance is qualified in its entirety by the full text of such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Third Limited Waiver, the ABL Limited Waiver and the Forbearance set forth above in Item 1.01 are incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The description of the Forbearance set forth above in Item 1.01 is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On September 14, 2016, Basic issued a press release announcing entry into the Third Limited Waiver, the ABL Limited Waiver and the Forbearance, as described above in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Current Report and in our most recent Annual Report on Form 10-K and other factors, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Although we believe that the forward-looking statements contained in this Current Report are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Temporary Limited Waiver dated as of September 13, 2016, among Basic, the guarantors party thereto, the Term Loan Lenders and U.S. Bank National Association.

	10.2	Temporary Limited Waiver dated as of September 14, 2016, among Basic, the guarantors party thereto, the ABL Lenders and Bank of America, N.A.

	10.3	Forbearance dated as of September 14, 2016, among Basic, the guarantors party thereto and the Holders.

	99.1	Press Release dated September 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: September 15, 2016	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

(d)	Exhibits

	10.1	Temporary Limited Waiver dated as of September 13, 2016, among Basic, the guarantors party thereto, the Term Loan Lenders and U.S. Bank National Association.

	10.2	Temporary Limited Waiver dated as of September 14, 2016, among Basic, the guarantors party thereto, the ABL Lenders and Bank of America, N.A.

	10.3	Forbearance dated as of September 14, 2016, among Basic, the guarantors party thereto and the Holders.

	99.1	Press Release dated September 14, 2016.